POWER OF ATTORNEY

We, the undersigned Trustees of each of the Trusts listed on Schedule A hereto, hereby severally constitute and appoint Jameson A. Baxter, George Putnam III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of each of the Trusts listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ Catharine Bond Hill	Trustee	March 17, 2017

Catharine Bond Hill

/s/ Robert E. Patterson	Trustee	March 17, 2017

Robert E. Patterson

/s/ Manoj P. Singh	Trustee	March 17, 2017

Manoj P. Singh

Schedule A

Registration Statement of Putnam Tax Exempt Income Fund on Form N-14 relating to the proposed merger of Putnam Michigan Tax Exempt Income Fund and Putnam Arizona Tax Exempt Income Fund with and into Putnam Tax Exempt Income Fund.

Registration Statement of Putnam Funds Trust on Form N-14 relating to the proposed merger of Putnam Global Dividend Fund with and into Putnam Global Sector Fund.